AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (this "Amendment") is entered into as of August 29, 2022 (the "Effective Date"), by and between Alchemy Advisory LLC, a Limited Liability Company organized under the laws of Puerto Rico (the "Consultant") and located at 13600 Carr 968, Apt 64, Rio Grande, PR 00745, and Medical Industries of the Americas Inc., a Delaware corporation (the "Company"). The Company and Consultant are collectively referred to herein as the "Parties".

WHEREAS, the Parties entered into that certain Consulting Agreement, dated as of June 14, 2022 (the "June Consulting Agreement");

WHEREAS, the Parties desire to amend the June Consulting Agreement to increase the number of shares issuable to the Consultant thereunder;

WHEREAS, upon the execution of this Amendment the total shares of Common Stock issuable to the Consultant under the June Consulting Agreement and that certain Consulting Agreement, dated as of November 22, 2021, between the Company and the Consultant, shall be 311,500 shares;

NOW, THEREFORE, in consideration of the premises and promises set forth the June Consulting Agreement and herein, the Parties agree that the June Consulting Agreement is hereby amended as follows:

1. AMENDMENT. Section 3 of the June Consulting Agreement is hereby amended by deleting the reference to "Sixty Thousand (60,000) restricted shares" therein and replacing the same with "One Hundred Sixty Thousand (160,000) restricted shares".

2. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

3. VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Amendment may be modified by the parties hereto by written amendment to preserve its validity.

4. ENTIRE AGREEMENT. The June Consulting Agreement as amended by this Amendment contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. The June Consulting Agreement as amended by this Amendment shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

The Company

MEDICAL INDUSTRIES OF THE AMERICAS INC.
a Delaware Corporation

By:
Chief Executive Officer

The Consultant

Alchemy Advisory LLC

a Puerto Rico Limited Liability Company

Shapiro

By: Dmitriy Shapiro
Founder